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                               PRIZE ENERGY CORP.
                        3500 WILLIAM D. TATE, SUITE 200
                             GRAPEVINE, TEXAS 76051

   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD          ,          .

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PRIZE ENERGY CORP.

    The undersigned hereby appoints Philip B. Smith and Lon C. Kile, and each of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote all of the shares of common stock or preferred stock of Prize Energy Corp. the undersigned is entitled to vote at the Special Meeting of Stockholders of Prize Energy Corp. to
be held on the          day of          ,          , at 10:00 a.m., local time,
at 3500 William D. Tate, Suite 200, Grapevine, Texas 76051, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments or postponements thereof. Receipt of the proxy
statement dated            , 1999 is acknowledged.

              PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS
     PROXY AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                           (CONTINUED ON OTHER SIDE)
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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE        Please mark your vote
MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IN THE ABSENCE OF  as indicated in this
SUCH DIRECTION, THIS PROXY WILL BE VOTED "FOR" ITEM 1.        example                [X]
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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PRIZE ENERGY CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. To approve and adopt the Agreement and Plan of Merger dated as of October 8, 1999, among Prize Energy Corp., Vista Energy Resources, Inc. and PEC Acquisition Corp. relating to the merger of PEC Acquisition Corp., a wholly-owned subsidiary of Vista, with and into Prize.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting and at any and all adjournments or postponements thereof.

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                                                      Signature

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                                              Signature if held jointly

                                     Dated:
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                                     Please sign exactly as name appears herein,
                                     date and return promptly. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer and give title of officer. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing.
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